Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors

Revelstoke Industries, Inc.

(A development stage company)

We consent to the use in the Registration Statement of Revelstoke Industries, Inc. on Form SB-2/A (the "Registration Statement") of our Auditor's Report dated April 11, 2005, on the balance sheet of Revelstoke Industries, Inc. as at February 28, 2005, and the related statements of operations and deficit, stockholders' equity and cash flows for the nine months then ended.

In addition we consent to the reference to us under the heading "Experts" in the Registration Statement.

MacKay LLP

Chartered Accountants

Vancouver, British Columbia

Canada

May 10, 2005